Exhibit 10.1

SUPPLEMENT TO CUSTODY AGREEMENT

This Supplement (this “Supplement”) to the Citi Private Bank Preferred Custody Services Account Application and Terms & Conditions (together, the “Custody Agreement”), is made and entered into as of the 8th day of June, 2015, by and between Siguler Guff Small Business Credit Opportunities Fund, Inc. [Account Number: 25D105309768] (the “Client”) and Citibank, N.A. (the “Bank”). Notwithstanding any provision of the Custody Agreement, the following provisions shall apply with full force and effect as if contained in the Custody Agreement. Except as set forth herein, the Custody Agreement shall remain in full force and effect. In the event of a conflict between any provision of the Custody Agreement and this Supplement, the provisions of this Supplement shall control.

1.	Instructions. The Client shall provide a resolution of its Board of Directors, certified by the Secretary or Assistant Secretary, that designates its authorized representatives (“Authorized Representatives”) and empowers them to provide instructions for the disbursement and transfer of cash and property under the Custody Agreement.

2.	Payment of Cash. Subject to the Bank’s Right of Offset as set forth in the Custody Agreement, the Bank shall make payment of cash to the Account (as defined in the Custody Agreement) or shall debit the Account only (a) for the purchase of assets for the Client upon the delivery of such assets to the Bank, registered in the name of the Client or of the nominee of the Bank; (b) for payments in connection with the conversion, exchange or surrender of assets owned or subscribed to by the Client held by or to be delivered to the Bank; (c) for payments of interest, dividends, taxes and in connection with rights offerings; or (d) for other Client purposes as are specified in an instruction to the Bank.

3.	Delivery of Assets. The Bank shall have sole power to release or deliver any assets of the Client held by the Bank pursuant to the Custody Agreement. The Bank agrees that assets held by the Bank will be transferred, exchanged or delivered only (a) for sales of securities for the account of the Client in accordance with (i) predominant established practice in the relevant local market, or (ii) specific instructions from the Client; or (b) when assets are called, redeemed or retired or otherwise become payable; (c) for examination by any broker selling any such securities in accordance with “street delivery” custom or other relevant local market practice; (d) in exchange for or upon conversion into other assets whether pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or otherwise; (e) upon conversion of such asset pursuant to its terms into other assets; (f) upon exercise of subscription, purchase or other similar rights represented by such asset pursuant to its terms; (g) for the purpose of exchanging interim receipts or temporary securities for definitive securities; (h) for the purpose of tendering assets; (i) for the purpose of delivering assets lent by the Client; (j) for purposes of delivering collateral upon redelivery of assets lent or for purposes of delivering excess collateral; or (k) for other Client purposes as are specified in an instruction to the Bank. As to any deliveries made by Bank pursuant to items (b), (d), (e), (f), (g), (i), (j) and (k), assets in exchange therefor shall be deliverable to the Bank. The Bank may rely upon any instructions relating thereto as provided for in the Custody Agreement and this Supplement.

4.	Additional Termination Provisions. Upon termination of the Custody Agreement, the Bank shall deliver the assets of the Client to such entity as is designated in writing by the Client from the authorized account signer(s) and facilitate the account asset transfer to a subsequent custodian selected by the authorized account signer(s).

5.	Document Custody Services. The Bank will provide custody of loan documentation, warrants and other documents as follows:

a.	The Bank will provide physical safekeeping of documents executed in connection with loans, leases, and installment sales contracts held within custodial accounts and subaccounts;

b.	The Bank will release and deliver said documents pursuant to Client’s instructions as required.

6.	Statements. The Bank will deliver calendar quarterly statements of account to the Client.

IN WITNESS WHEREOF, the parties hereto have executed this Supplement as of the date first written above.

CLIENT:

SIGULER GUFF SMALL BUSINESS CREDIT OPPORTUNITIES FUND, INC.

By:
Name:
Title:

BANK:

CITIBANK, N.A.

By:
Name:
Title:

preferred custody services	Account Application

Welcome

This Application can be used to establish a Preferred Custody Account at Citi Private Bank. Please be sure to provide all of the information requested. Not providing all information may result in a delay in processing your application and establishing your account.

If you make a mistake while completing this Application, cross out the information you wish to change, enter the correct information and initial it.

To simplify and expedite the account opening process, please consult your CPB representative for any additional documentation which may be required.

Important Information About Opening A New Account At Citigroup

To help the United States Government fight terrorism and money laundering, Federal law requires financial institutions to obtain, verify, and record information that identifies each individual, business or entity that opens an account or establishes a relationship. What this means for you:

For individuals—when you open an account or establish a relationship, we will ask for your:

•	name,

•	date of birth,

•	residential street address, and

•	identification number, such as a social security number, taxpayer identification number, national identification number or passport number.

For businesses and other entities, such as corporations, trusts, etc. — when you open an account or establish a relationship, we will ask for your:

•	official name,

•	principal place of business or local business street address, and

•	taxpayer identification number or other registration number.

For individuals, we may also ask to see (and retain a copy of) your driver’s license, passport or other identifying documents that will help us identify you. For businesses or entities, we may also ask for a copy of your formation documents or other related documentation. If we have difficulty verifying an accountholder’s identity, we may not be able to open an account or establish a relationship, or we may have to block or close the account.

Thank you for your cooperation.

Terms and Definitions of Words Used in this Application

Unless otherwise indicated in this Preferred Custody Services Account Application (the “Application” herein) or in the Terms and Conditions delivered to you from time to time in connection therewith (collectively, the “Agreement”), “you”, “your” and “yours” mean the persons and/or entity named below under “Accountholder Information”, as the owner or holder of each custody account(s) established by you hereunder (each an “Account”). Where the context so admits, “you”, “your” and “yours” also refer to any representative designated to give us instructions on behalf of the holder(s) or owner(s) of the Account(s).

All references in this Application to “Citibank” mean Citibank, N.A. and its successors. All references to “Citigroup” mean Citigroup Inc., Citigroup’s affiliates and its successors, including Citibank, their branches and subsidiaries, wherever located. Unless otherwise indicated in this Application, “we”, “us” and “our” mean Citibank and where appropriate, Citi Private Bank (“CPB”) Preferred Custody Services, its successors and assigns. Capitalized terms not defined in this Application have the meanings contained in the accompanying Terms and Conditions.

1	Accountholder Information

Instructions: Please complete below and Section A, B, C &/or D as applicable.

Account Title:

Account Type (check one box only):

☐	Individual	☐	Limited Liability	☐	Trust	☐	UTMA (Uniform Transfers
			Company				to Minors Act) of the State of

☐	Joint Account with	☐	Partnership	☐	Estate	☐	Individual Retirement	☐	Other (please specify):
	Right of Survivorship						Arrangement Accounts (IRA)

☐	Corporation	☐	Pension/Profit Sharing Plan

Address of Legal Residence (Individuals/IRAs) or Principal Place of Business (Partnerships, Corporate Entities and Others) or Trust/Estate Situs (Trusts, Estates or other Fiduciary Vehicles):*	Mailing Address for Account Statements, Confirmations, Advices and Other Notices (if different)**:

* May not be a P.O. Box	** May not be "Hold All Mail" and must be alternate address for account owner/holder

The above party should receive (check as many as necessary): ☐ monthly account statements, ☐ quarterly account statements, ☐ transaction advices, ☐ cash advices (for interest and dividends), ☐ corporate reorganization/class action notices, ☐ proxies,

Important Note: only one party may be designated to receive corporate reorganization notices, class action notices and proxies per account. If no party is selected to receive corporate reorganization notices, class action notices or proxies, then such materials and notices we receive for your securities will be sent to the accountholder’s mailing address. If no statement period is selected, statements will be mailed monthly. Applicable year-end tax reporting information will be mailed to the accountholder; copies will be mailed to other interested parties as indicated below.

Mailing Addresses for Third Parties to Receive Account Statements, Confirmations, Advices and Other Notices:

1.	2.

The above party should receive (check as many as necessary):	The above party should receive (check as many as necessary):
☐ monthly account statements, ☐ quarterly account statements,
☐ transaction advices, ☐ cash advices (for interest and dividends),
☐ corporate reorganization/class action notices, ☐ proxies,
☐ applicable year-end tax reporting information,
☐ any other notices related to this Account.

☐ monthly account statements, ☐ quarterly account statements,
☐ transaction advices, ☐ cash advices (for interest and dividends),
☐ corporate reorganization/class action notices, ☐ proxies,
☐ applicable year-end tax reporting information,
☐ any other notices related to this Account.

3.	4.

The above party should receive (check as many as necessary):	The above party should receive (check as many as necessary):
☐monthly account statements, ☐quarterly account statements,	☐monthly account statements,☐ quarterly account statements,
☐transaction advices,☐cash advices (for interest and dividends),	☐transaction advices,☐cash advices (for interest and dividends),
☐corporate reorganization/class action notices,☐proxies,	☐corporate reorganization/class action notices,☐proxies,
☐applicable year-end tax reporting information,	☐applicable year-end tax reporting information,
☐any other notices related to this Account.	☐any other notices related to this Account.

Account Details – Complete Section A, B, C &/or D:

A. For Individual/Joint/UTMA/IRA Accounts:

Applicant:	Co-Applicant:

Name:	Name:
(please include preferred title and/or suffix as applicable)		(please include preferred title and/or suffix as applicable)

Legal Residence Address:	Legal Residence Address:

Date of Birth:	Date of Birth:

Citizen/Domicile:	Citizen/Domicile:

Social Security Number:	Social Security Number:

Home Phone:	Home Phone:

Business Phone:	Business Phone:

Mobile Phone:	Mobile Phone:

E-mail Address:	E-mail Address:

For UTMA accounts, note that the minor is the Applicant and the UTMA custodian is the Co-Applicant. The minor’s social security number will be used for tax reporting purposes. The UTMA custodian should sign this Application where indicated below and the attached signature cards.

Please complete IRS Form W-9 and return the form with this Application, unless you are a foreign person. If you are a foreign person, please complete Form W-8BEN (Certificate of Foreign Status) and return the form with this Application.

B. For Corporate, Company or Partnership Accounts:

Corporate, Company or Partnership Taxpayer Identification Number:

If you are a foreign corporate or partnership entity, please complete Form W-8BEN (Certificate of Foreign Status) and return the form with this Application.

You are organized/incorporated or a Partnership governed under the laws of:

A copy of the Organization Agreement/Resolution under which you act should be attached to this Application.

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C. For Trusts, Estates, Pension/Profit Sharing Plans and Other Fiduciary Accounts:

Trust, Estate, Pension/Profit Sharing Plan or other Fiduciary Entity Taxpayer Identification Number:

State law governing the Trust, Estate, Pension/Profit Sharing Plan or other Fiduciary Entity:

If you are a foreign trust, estate or other fiduciary entity, please complete Form W-8BEN (Certificate of Foreign Status) and return the form with this Application.

Fiduciary(ies)/Trustee(s):		Fiduciary(ies)/Trustee(s):

1) Name:		2) Name:
	(please include preferred title and/or suffix as applicable)		(please include preferred title and/or suffix as applicable)

Citizen/Domicile:	Citizen/Domicile:

Legal Residence Address:	Legal Residence Address:

Home Phone:	Home Phone:

Business Phone:	Business Phone:

Mobile Phone:	Mobile Phone:

E-mail Address:	E-mail Address:

Fiduciary(ies)/Trustee(s):	Fiduciary(ies)/Trustee(s):

3) Name:		4) Name:
	(please include preferred title and/or suffix as applicable)		(please include preferred title and/or suffix as applicable)

Citizen/Domicile:	Citizen/Domicile:

Legal Residence Address:	Legal Residence Address:

Home Phone:	Home Phone:

Business Phone:	Business Phone:

Mobile Phone:	Mobile Phone:

E-mail Address:	E-mail Address:

For additional trustees, attach a separate information sheet to this Application.

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If there are two or more fiduciaries or trustees acting at any time, we will follow the instructions provided by (check one box only):

☐ Any one of you	☐ A majority of you	☐ All of you	☐ Other (please specify):

(The attorney for the fiduciaries or trustee(s) should advise on this option.)
A full copy of the executed document under which you act must be attached to this Application.

D. For IRA Retirement Accounts:

Plan Type (check one box only):
☐ Rollover IRA	☐ Roth IRA	☐ SEP-IRA

Applicant’s Date of Birth: ______/______/______

For additional beneficiaries or to designate more than one primary or secondary beneficiary, attach a separate information sheet to this

Primary Beneficiary:		Secondary Beneficiary:

Name:		Name:
	(please include preferred title and/or suffix as applicable)		(please include preferred title and/or suffix as applicable)

Legal Residence Address:	Legal Residence Address:

Social Security Number:	Social Security Number:

Date of Birth:	Date of Birth:

Relationship:	Relationship:

Application.

By signing below, you hereby acknowledge that:

•	You certify that you are eligible to establish a traditional IRA, Roth IRA or SEP-IRA.

•	You have received and read the Citibank IRA or Roth IRA Agreement and Disclosure Statement. You accept the terms set forth therein as supplemented by this Agreement and you appoint Citibank, N.A. to be custodian of your Citibank traditional IRA, Roth IRA or SEP-IRA.

•	This Application is subject to, and will be performed in accordance with, the provisions of the Citibank IRA or Roth IRA Agreement and Disclosure Statement. This Application, however, will be controlling if any of its terms are inconsistent with the Citibank IRA or Roth IRA Trust Agreement.

•	If you invest in a mutual fund, you agree that such mutual fund or its affiliates may compensate Citibank, its subsidiaries or affiliate services. Further information is contained in the fund’s prospectus.

•	Any election to have a contribution treated as a Rollover cannot be revoked.

•	The contribution is made for the tax year indicated. If a tax year is not indicated, the contribution will be treated as a current year contribution.

•	You understand that each Citibank affiliate shares information about its transactions and experiences with you.

•	The general rules governing your Investment Options of the Traditional IRA or Roth IRA Plan Documents contain an arbitration provision and that your Traditional IRA or Roth IRA Account is governed by these terms.

Arbitration for Traditional IRA, SEP-IRA or Roth IRA Brokerage Accounts:

You are aware that the Citibank IRA, SEP-IRA or Roth IRA Agreement and Disclosure Statement contains a Pre-Disputed Arbitration Clause on page 3, therefore you acknowledge receipt of the Pre-Disputed Arbitration Clause and that your Traditional IRA, SEP-IRA or Roth IRA Account is governed by these terms.

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By naming a beneficiary on this form, you cancel any earlier designation you may have made with respect to the assets in your Citibank Rollover IRA.

•	If you do not name your spouse as beneficiary, there may be income tax implications for your estate or beneficiary.

•	If you do not name a beneficiary, the beneficiary will automatically be your estate.

•	If you designate more than one primary beneficiary, the proceeds will be distributed equally among them unless you indicate otherwise.

•	Any secondary beneficiary you name will receive proceeds only if all of your primary beneficiaries are deceased.

•	If you designate more than one secondary beneficiary, the proceeds will be shared equally among them unless you indicate the share percentage for each.

2	Public Figure Information

Please complete either Section A or Section B:

Section A

Please check below if you or any of the co-applicants, trustees, fiduciaries or any other authorized signers are (or have been within the past five years):

☐
(i) a politician (whether elected or not) or significant government official who occupies, has occupied, or is actively seeking or being considered for a senior public position in the government or political party of a country, state or significant municipality;

☐	(ii) a government owned or controlled corporation, department or agency, or an executive thereof;

☐	(iii) a military officer;

☐	(iv) a close family member (e.g., spouse, parent, child, sibling, or in-law) of any of the above (i, ii, iii); or

☐	(v) a close associate of any of the above (i, ii, iii).

NOTE: “being considered for a senior public position” includes all individuals running for public office along with their senior campaign managers.

If you checked any of the above, please complete the section below:

Name:

Office/Position Held:

Date(s) Office/Position Held:

If office held is a municipality, name of municipality:

Section B

If no item in Section A applies to you, please check here: ☐

3	Account Statements, Advices, Proxies/Notices and Tax Reporting

A. Account Statements and Advices

The individuals and/or entities identified in Section I of this Application shall receive statements showing the assets and transactions in your Account for the statement period as selected in Section I of this Application.

Your statement will include any orders we execute on your behalf for the period to purchase and sell securities and invest cash, any income earned for the statement period in connection with the securities and cash held in the Account, and any transactions that occur in connection with the Account for the statement period.

At no additional cost to you, transaction advices and/or confirmations of all transactions conducted through your Account are generated as transactions occur and will be mailed to those individuals or entities identified in Section I of this Application.

If you have elected to have your statements and/or advices mailed to a designated representative(s) without a duplicate copy mailed to your legal residence or principal place of business, and/or if you have requested statements and/or advices be mailed to you at an address other than your legal residence or principal place of business, you agree a) that Citibank providing statements and/or advices to the designated representative(s) and/or to your mailing address is considered received by you, b) to indemnify Citibank against all loss, liability, costs, claims, damages, or expenses we may suffer resulting from complying with your request and c) to notify Citibank in writing of changes to this request.

B. Corporate Reorganization/Class Action Notices and Proxies

If you have elected to have your corporate reorganization notices, class action notices and/or proxies mailed to a designated representative or to you at an address other than your legal residence or principal place of business, you agree to indemnify Citibank against all loss, liability, costs, claims, damages, or expenses we may suffer resulting from complying with your request and will notify Citibank in writing of changes to this request. Additionally, you agree that us providing corporate reorganization notices, class action notices and/or proxies to your designated representative is considered received by you. You understand that you or your designated representative is expected to vote proxies in such a manner as you deem to be desirable and then forward the executed proxies to the issuing company. You relieve us of liability if proxies inadvertently do not reach you or your designated recipient. You further understand that due to the difficulty in obtaining proxies in regard to any non-U.S. (i.e., foreign) securities, we will not provide you or your designated recipient with such proxies, and you relieve us of all responsibility in connection therewith.

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C. Tax Reporting

Applicable tax reporting information will be provided to the parties identified in Section I of this Application. For a separate fee (see the Schedule of Fees provided with this Application), at your request we will provide you with an annual summary of income collected, classified for federal and state income tax purposes, and other pertinent information to assist with annual tax return preparation. Check below to receive this report.

☐	Prepare an annual tax summary report for this Account. The tax reporting information recipients identified in Section I above should receive this report unless otherwise notified in writing.

4	Administrative Matters

A. Principal and Income Cash Balances

At your discretion, cash balances held in your Account may be segregated into principal and income cash balances. This option is often used for fiduciary accounts that require interest, dividends and other earnings be kept separate from principal balances. We will keep:

☐ Separate accounts for principal and income balances.	☐ A combined principal and income account.

B. Fees, Charges and Expenses

Our fees and charges for services in connection with this Account are set forth in the Schedule of Fees or other written notice delivered to you from time to time. By signing this Application, you authorize us to charge all such fees and expenses when due to your (if applicable, indicate the percentage of fees which should be charged to each of the income and principal cash accounts):

☐ Income cash account ________________________________ %	☐ Charge fees to other Citi Account

☐ Principal cash account ________________________________ %	☐ Invoice fees

☐ Combined principal and income cash account ___________ %

If you have chosen separate accounts for principal and income balances in section 4A above and have not completed section 4B, the charges for our fees will automatically be charged to the income cash account. If the balance in your Account is insufficient to cover our fees and charges, you hereby authorize us to charge any other account you may have with us.

For Trusts, Estates, Pension/Profit Sharing Plans and other Fiduciary accounts, the attorney for the fiduciary should advise on this option.

C. Mutual Fund Investments

☐	Yes, I plan to invest in Mutual Fund Investments

By checking the above you acknowledge that all mutual fund transactions are subject to further guidelines and provisions that are outlined in the fund prospectus which will be reviewed prior to sending trade instructions to us.

D. Reinvestment Options

Please select one of the below for your reinvestment choice:

☐	Reinvest both Dividends and Capital Gains

☐	Reinvest Dividends Only

☐	Reinvest Capital Gains Only

☐	Do Not Reinvest

☐	Will provide reinvestment choice at time of trade

E. Global Custody Investments

☐	Yes, I wish to establish a Global Custody Account to hold foreign currencies and/or invest in foreign securities held and settled in foreign markets.

By checking the above you acknowledge that the investments held in the Account may be subject to Global Custody Fees set forth in the Schedule of Fees Form.

F. Standing Instructions – Automatic Account Remittance

Cash balances held in your Account can be remitted automatically on a periodic basis as you direct. The remittance instructions stated below will remain in effect until you notify us otherwise in writing.

☐  No automatic account remittance at this time.

(A separate instruction letter can be provided at a later date to add a remittance to your account.)

☐  Please remit cash as follows:

Select one:	Select one:
☐ Income cash remittance	☐ Send remittance by wire transfer	☐ Send remittance by ACH
☐ Principal cash remittance	☐ Send remittance by check
☐ Combined principal and income account remittance (see A above)

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Remittance Date:

Amount:

To:

Note that “principal balance” remittances are not permissible. Remittances from a principal account or a combined principal and income account must be a fixed dollar amount.

Wire Transfer Instructions or Check Delivery Instructions:

Citibank is not required to call you to verify or confirm the validity of your instructions to transfer funds provided that each transaction has the same debit and credit information indicated above. You hereby release Citibank from, and agree to indemnify and hold harmless Citibank and its affiliates, and their respective officers, directors and employees from and against any and all claims, losses, damages and liability (including reasonable attorneys’ fees) arising out of its compliance with the foregoing authorization. This authorization supersedes any prior contrary instructions covering the funds transfer instructions described above. This authorization shall remain in effect until Citibank receives written notice of its cancellation or modification and has had sufficient time to act on such notice.

G. Tax Lot Accounting Method

The default tax lot accounting method utilized by Citibank for sales of securities executed through your Account is FIFO (first in, first out). If an alternative method is preferred (i.e., “last in, first out” (LIFO)) please indicate below:

Changes to these instructions can be made in writing as necessary. Please consult your tax advisor for further information on completing this section.

H. SEC Shareholder Disclosure Rule 14b-2

SEC Rule 14b-2 directs us to request your authorization to provide your name, address and share position with respect to your Account to requesting companies whose stock you have voting authority over. Under the Rule, we must make the disclosures for accounts opened after December 28, 1986, if requested, unless you specifically object to disclosure. Hence, failure to respond will be deemed consent to disclose. Thank you for assisting us in complying with this SEC rule.

☐	Yes, you authorize us to release your name, address and share positions.

☐	No, you do not authorize us to release your name, address and share positions.

I.  Multiple Accounts

From time to time, you may instruct us to open and maintain more than one Account for the individual or entity described in the “Accountholder Information” above. Unless otherwise instructed in writing, this Application will govern all such accounts established.

5	Cash Management

Selected Sweep Fund. At the end of each business day, all United States Dollars (“USD”) held in an Account can be automatically invested in a money market vehicle. As an alternative to the Citibank Market Deposit Account described below, you may elect to have your USD cash balances swept into certain money market mutual funds. For information on money market mutual fund alternatives, please consult your Private Banker or Relationship Officer. By authorizing us to automatically sweep USD cash balances into your chosen money market mutual fund, you represent that the prospectus for the money market mutual fund you have chosen has been made available to you. By checking the appropriate box below, indicate the money market vehicle into which all principal and income cash balances should be invested:

☐
Citibank Market Deposit Account, an FDIC insured money market deposit account of Citibank, N.A. (Before choosing this option, please see below the “IMPORTANT NOTE REGARDING FDIC INSURANCE LIMITATIONS”).

☐ Other:

☐
None. All cash in this Account should be held in a non-interest bearing deposit of Citibank, N.A. (Before choosing this option, please see below the “IMPORTANT NOTE REGARDING FDIC INSURANCE LIMITATIONS”).

The prevailing interest rate will be paid to you and earnings on your cash balances will be reflected on your Account statement.

If you do not specify a cash investment, you will have been deemed to have authorized us to invest all principal and income cash balances in your Account in the Citibank Market Deposit Account. With respect to cash balances in your Account that you direct or authorize us to invest into money market instruments and/or deposits which are obligations of, or mutual funds managed or serviced by Citibank or related entities, you recognize that, in addition to fees provided for herein, we or a related entity may have an interest therein and such affiliated organization may also receive fees or other profits or benefits from such investment as described more fully in the “Preferred Custody Services Terms & Conditions” booklet under the header ”Revenue Sharing Payments”. You hereby authorize the receipt of such fee, profit or benefit and expressly waive any special computation or accounting.

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IMPORTANT NOTE REGARDING FDIC INSURANCE LIMITATIONS. Both the Citibank Market Deposit Account (“MDA”) and any amounts held as non-interest-bearing USD deposits are FDIC insured deposit accounts of Citibank, N.A. and are insured by the FDIC up to the maximum amount allowable by the FDIC. Any other deposits, including checking accounts, savings accounts or certificates of deposit (“CDs”) you maintain with Citibank, N.A. in the same capacity, directly or through an intermediary such as a brokerage account, will be aggregated with your MDA and/or non-interest-bearing deposits for purposes of determining the applicable FDIC insurance limit. If Citibank, N.A. fails, the aggregated deposit accounts you maintain are insured, up to the applicable limits, for principal and interest accrued to the day Citibank, N.A. is closed. It is your responsibility to monitor the total amount of deposits that you maintain with Citibank, N.A. and to determine the extent of FDIC insurance coverage available to you. We shall have no responsibility to monitor your deposits.

Foreign Currency Balances. If you instruct us to hold foreign currency balances in your Account, you understand and agree that such balances will be held in a non-interest-bearing account that is not subject to FDIC insurance.

6	Third Party Instructions

If you wish to designate a representative to give us investment or other instructions regarding this Account, please complete The Citi Private Bank Preferred Custody Services Third Party Designation or Citi Private Bank Appointment of Investment Counsel Form, as applicable.

For Trusts, Estates, and other Fiduciary accounts, the attorney for the fiduciary should advise whether, and the extent to which, the fiduciary’s authority with respect to this Account may be delegated to a third party.

7	Client Website Access and Enrollment

The Citi Private Bank Client Website (the “Client Website”) is a powerful and comprehensive tool that allows you and your designated representatives to monitor your Account(s) with greater power and precision. Detailed information about the Client Website is available from your Citi Private Bank representative. An online tour is available at www.citigrouppb.com.

If you wish to access information about your Account via the Client Website, or if you would like to permit one or more representatives to access information about your Account via the Client Website, please complete the following. Your Citi Private Bank representative will contact the individuals named below to complete the enrollment process.

Name:	Name:

Address:	Address:

E-mail Address:	E-mail Address:

Phone:	Phone:

For additional individuals, attach a separate information sheet to this Application.

8	Execution of this Application

Please read before signing.

APPLICATION

You are applying for the accounts and services covered by this Application and you may apply later for other accounts and services covered by this Application pursuant to “Subsequent Accounts and Services” below.

AGREEMENTS/ACKNOWLEDGEMENTS/CERTIFICATIONS

By signing below, you acknowledge that you have read, understood and agree to this Application, Citi Private Bank Preferred Custody Services Terms & Conditions, Schedule of Fees, Citi Private Bank Privacy Promise, Client Funds Transfer Agreement, and all other documents enclosed herewith (collectively, the “Enclosed Documents”) or included with or hereafter delivered in connection with any now or later applied for account or service covered by this Application, all of which (without need to separately sign) are part of the agreements contained herein. Your signature below shall also be deemed to be your execution of the agreements attached hereto and all other documents enclosed herewith or included with or hereafter delivered in connection with any now or later applied for account or service covered by this Application, as if your original signature appeared thereon. This Application may be executed in any number of counterparts, all of which together shall constitute a single instrument. You may deliver an executed counterpart of a signature page to this Application to us by telecopier, which shall be as effective as delivery of a manually executed counterpart of this Application. This Application, when accepted by us, forms your agreement with us. For the purpose of referring to this Application, the date of this Application shall be the date of acceptance by Citibank.

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By signing below, you certify that:

•	You are 18 years of age or older and that the information provided in this Application or in connection herewith, whether now or hereafter, is accurate, complete and verifiable.

•	In consideration of the opening or granting of any account or service covered by this Application, you have the authority to request and apply for same.

•	You have received the Enclosed Documents.

•	Copies of all trust agreements, wills, court orders and other documents or agreements that you now or hereafter provide to Citibank are in full force and effect, genuine, complete, unaltered, and have not been modified, repealed or superseded.

•	If you are a retirement plan subject to the Employee Retirement Income Security Act of 1974 (“ERISA”), by opening an account or obtaining a service under this Application, your signature below constitutes your acknowledgement that you reviewed the Citi Private Bank Preferred Custody Services ERISA Section 408(b)(2) Disclosure Document made available to you reasonably in advance of your deciding to open the Account and that after your review, you made an independent decision that the fees and other compensation are reasonable for the services being provided by Citibank. Your signature further acknowledges that you consent to Citibank updating or changing the Disclosure Document by posting updated documents and/or notices at http://citi.com/investorinfo/advisoryp rivacy/408b2disclosures.html and that it is your responsibility to check the website periodically for such updates.

Under this Application, you authorize us to open on your behalf a Citi Private Bank Preferred Custody Services Account for the safekeeping of securities, cash and other investments that you purchase or sell through Citibank, N.A., Citigroup, or other parties based on your own or your advisor’s investment decisions and instructions. We will act as depository for the safekeeping of the cash and securities in your Account in accordance with the terms of this Application. You (or your designated representative, if applicable) will have the sole discretion to direct investments and you agree that only securities owned by you will be held in your Account.

You also agree:

•	All accounts and services are subject to the agreements, rules, regulations, terms, conditions and disclosures therefore as in effect from time to time.

•	You acknowledge that you are solely responsible for, and that neither WE nor any other Affiliated Organizations have any responsibility for, your compliance with any laws, regulations or rules applicable to your use of the services provided by us under your Agreements with us, including, but not limited to, any laws, regulations or rules, in your or any other jurisdiction, relating to tax, foreign exchange and capital control, and for reporting or filing requirements that may apply as a result of your country of citizenship, domicile, residence or taxpaying status.

•	This Application will remain the property of Citibank and will not be returned to you.

•	Citibank may record telephone conversations with you.

•	Citibank may, from time to time, fax you information on products and/or services that are available to clients of Citi Private Bank using any fax numbers provided in this Agreement, provided by you during the course of your relationship with Citibank and/or provided in a directory, advertisement or site on the Internet to which you voluntarily agreed to make available your fax number for public distribution.

•	Citibank may require you to provide additional information or documentation, to update information previously given, to submit additional applications, and to sign additional documentation.

•	Citibank may from time to time make additions to the accounts and services available pursuant to this Application. You may contact your Citi Private Bank Representative for this information and apply for or request such accounts or services as if they were named in this Application. Your application or request shall be deemed to be an application or request pursuant to “Subsequent Accounts, Credit and Services” below. You will receive a copy of the agreement, rules, regulations, terms, conditions and applicable disclosures for any such account or service you are granted, all of which shall be part of the agreements contained herein. You agree that Citibank may require you to sign additional documentation in connection with such account or service.

•	This Application is to be governed by the laws of the State of New York and by federal law as applicable. Any dispute in connection with this Application shall be adjudicated in a federal or state court located in the Borough of Manhattan, City and State of New York. You agree to submit to the jurisdiction of such courts for the determination of all issues in connection with this Application and irrevocably waive any objection to venue or inconvenient forum. You waive trial by jury in any such dispute.

Your signature below acknowledges that Citibank shall not incur any liability for not performing any act or fulfilling any obligation hereunder by reason of any occurrence beyond its control (including, but not limited to, any provision of any present or future law or regulation or any act of any governmental authority, any act of God or war or terrorism, or the unavailability of the Federal Reserve Bank wire services or any electronic communication facility). You further agree that no printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions Citibank or Citigroup by name or the rights, powers, or duties of Citibank or Citigroup under this Application shall be issued by any other parties hereto, or on such party’s behalf, without our prior written consent.

FUNDS TRANSFER

You agree that:

•	without prior notice, Citibank may at any time refuse to accept funds transfer instructions.

•	Citibank is not required to call you, a designated representative or an authorized signer to verify or confirm the validity of any standing or pre-defined instruction to transfer funds provided that each transaction has the same debit and credit information you have given for such instruction

•	You are bound by instructions given by your designated representatives and authorized signers; any errors resulting from misinformation provided by your designated representatives and authorized signers are your responsibility and Citibank may accept instructions from designated representatives and authorized signers until your Citi Private Bank Representative is notified by signed written instruction (original, facsimile, pdf) of any changes and Citibank has had sufficient time to act upon such notices.

9

AUTHORIZATIONS

You authorize:

•	Citibank from time to time to investigate and verify any information contained in or obtained now or later in connection with this Application, to check your credit history and obtain consumer and/or credit reports in connection with any account or service for which you now or may hereafter apply. If you ask, you will be told whether or not a consumer and/or credit report on you was requested and the name and address of the agency that furnished the report. To facilitate your application for, and when activated the maintenance of, accounts and services covered hereunder, you consent to Citibank’s exchange of your consumer and/or credit reports, this Application, any information about you, your accounts or services, and any other document delivered now or later in connection herewith with its affiliates.

•	Your employer, your bank, and any other references supplied on or in connection with this Application now or later or which appear on your consumer or credit reports to release and/or verify information to Citibank.

•	Citibank to share with credit bureaus, affiliates and other proper persons information about your creditworthiness and how you handle your accounts and services.

SUBSEQUENT ACCOUNTS, CREDIT AND SERVICES

You authorize Citibank to accept instructions from you to open and close accounts and to request or terminate any account service covered by this Application, without requiring further original signatures from you. Unless you have advised Citibank to the contrary, your delivery to Citibank of any such instructions shall be confirmation that there are no material adverse changes in the information you have given in this Application.

AGENT/POWER OF ATTORNEY

You appoint Citibank as your agent and attorney-in-fact to take your instructions: to open any account and to request any service covered by this Application and to communicate the same to its affiliate offering such account or service for purposes of applying for, enrolling in or requesting the same on your behalf and/or to terminate or modify any account or service.

PRIOR AGREEMENTS, TERMINATION, INDEMNIFICATION

•	This Application and the agreements contained herein supersede any prior contrary information, agreements, authorizations or instructions covering accounts and services covered by this Application, and remain in effect until your Citi Private Bank Representative receives written notice of cancellation or an approved modification and Citibank has had sufficient time to act upon such notice. Citibank may terminate your relationship as a Private Bank customer, with or without cause, at any time and without prior notice to you. Provisions for termination of specific accounts or services are set forth in Citi Private Bank Preferred Custody Services Terms & Conditions and other governing documents.

•	You release Citibank from, and agree to defend, indemnify and hold harmless Citibank, its officers, directors and employees from and against, all claims, losses, costs, damages, expenses and liability (including reasonable attorneys’ fees) arising out of its complying with or acting in reliance upon this Application.

SIGNATURES

IN WITNESS WHEREOF, the undersigned have duly executed this Application (all account owners must sign):

Signature:	Signature:

Print Name:	Print Name:

Capacity of Signatory:		Capacity of Signatory:
	(If other than individual or joint account)		(If other than individual or joint account)

Date:	Date:

Signature:	Signature:

Print Name:	Print Name:

Capacity of Signatory:		Capacity of Signatory:
	(If other than individual or joint account)		(If other than individual or joint account)

Date:	Date:

10

SECTION TO BE COMPLETED BY CITIBANK

Accepted by Citibank:

Signature:	Name:

Title:	Date:

Account Number:

Citi Private Bank is a business of Citigroup Inc. ("Citigroup"), which provides its clients access to a broad array of products and services available through bank and non-bank affiliates of Citigroup. Not all products and services are provided by all affiliates or are available at all locations. Neither Citigroup nor any of its affiliates provide tax or legal advice. Custody Services are provided by Citibank N.A.

Citi and Citi with Arc Design are registered service marks of Citigroup Inc. or its affiliates.

© 2013 Citigroup Inc. All rights reserved	Citibank, N.A. Member FDIC

INVESTMENT PRODUCTS: NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

PREFERRED CUSTODY SERVICES
Terms and Conditions

Table of Contents

•	Services Provided	2

	— Custody	2

	— Client Website Access.	2

	— Statements and Confirmations.	3

	— Securities Processing	3

	— Settlement	4

	— Foreign Exchange Transactions	4

	— Restricted Transactions	5

•	Account Fees	5

•	Referral Fees.	5

•	Revenue-Sharing Payments	5

•	Grant of Lien	6

•	Right of Offset	6

•	Taxes and Expenses	6

•	Legal Process.	7

•	Valuation.	7

•	Representations and Warranties	7

•	General Agreements and Authorizations	8

	— Subsequent Accounts, Credit and Services	8

•	Account Types	9

	— Joint Accounts With Rights of Survivorship	9

	— Trust/Fiduciary Accounts	9

	— Custodial (Uniform Transfers to Minors Act/Uniform Gifts to Minors Act) Accounts	9

	— Entity Type Accounts.	9

	— Individual Retirement Arrangement Accounts (IRA)	9

•	Corporate Reorganization/Class Action Notices and Proxies	9

•	Dormant Accounts	10

•	Termination of Preferred Custody Services Agreement.	10

•	Governing Law and Submission to Jurisdiction	10

•	Citibank Obligations in Respect of an Account	11

•	Limitation of Liability.	11

•	Severability.	11

•	Amendments	11

•	Electronic Delivery	11

	— Notices, Disclosures, etc	11

	— Account Data	12

•	Other Activities of Citibank and Citigroup Affiliates	13

•	Investment Risks	14

	— General	14

	— Cash and Short-Term Investments	14

Citi Private Bank Preferred Custody Services are offered to clients of Citi Private Bank – a business of Citigroup Inc. (“Citigroup”) that provides clients access to products and services worldwide through bank and non-bank affiliates of Citigroup. Unless otherwise indicated in these Terms & Conditions or in the Preferred Custody Services Account Application (“Application”), “you,” “your” and “yours” mean the person and/or entity named in the Application under “Accountholder Information,” as the owner or holder of each custody account established by you hereunder (each an “Account”). Where the context so admits, “you,” “your” and “yours” also refer to any representative designated to give us instructions on behalf of the holder(s) or owner(s) of the Account(s). All references in the Application and Terms & Conditions to “Citibank” mean Citibank, N.A. and its successors. All references to “Citigroup” means Citigroup Inc., Citigroup’s affiliates and its successors, including Citibank, their branches and subsidiaries, wherever located. Unless otherwise indicated in the Application and Terms & Conditions, “we,” “us” and “our” mean Citibank, and where appropriate, Citi Private Bank (“CPB”) Preferred Custody Services, its successors and assigns and capitalized terms have the meanings provided in the Application and Terms and Conditions.

The Application for the Preferred Custody Services, together with these Terms & Conditions establishes your private banking relationship with us. The Application, together with the Terms and Conditions, is hereinafter referred to as the “Agreement” and represents the entire agreement between us with regard to the services described herein and supersedes any previous agreement to the extent of any inconsistency or contrary provision. In the event of any inconsistency between the Agreement or any other document you have entered into with us with respect to the services and fees described herein, the provisions of the Agreement shall control. Citibank may from time to time introduce new or additional terms and conditions governing your relationship with Citibank hereunder or hereafter, and such terms and conditions, unless otherwise specified, shall be effective when forwarded to the address specified by you in the Application.

We can refuse to accept or renew this Agreement in our sole discretion and for any reason. We can also refuse to accept this Agreement until such time as you deliver the funds that will be administered into our custody. Unless otherwise instructed, your assets will remain in the form delivered prior to our acceptance of this Agreement. Collection and processing may delay our acceptance of this Agreement. We may at our discretion, decline any asset(s) that you propose to deliver to be maintained in an Account.

Services Provided

Custody

Preferred Custody Services, a business unit of Citibank, shall act as your custodian (the “Custodian”) for accounts referenced in this Agreement and described in the sales material. The Custodian will assign a Senior Custody Product Specialist and a Custody Service Officer to each Account.

The assigned Custody Service Team will provide professional portfolio administration to investors who seek to consolidate accounts and simplify securities record-keeping and safekeeping

Citibank will maintain custody of the assets held in an Account. Such assets will be segregated from the general assets of the Custodian and the Custodian will maintain detailed records to ensure that assets held in an Account can be identified and traced. For Global Custody accounts (accounts holding foreign currencies and/or foreign securities held and settled in foreign markets), Citibank shall have the power and authority to appoint one or more subcustodians, including entities both affiliated and unaffiliated with Citigroup, to hold assets in an Account. You understand that Citibank may have an interest therein and such affiliated organization may receive fees or other profits or benefits, in addition to any fees charged to your Account.

All dividends, interest and principal paid in connection with securities held in an Account shall be credited to that Account.

All or a portion of an Account may be held in cash or cash equivalents, including securities issued by money market mutual funds. At the end of each business day all US dollar cash held in an Account, which has not been invested, will be transferred to a money market investment, which has been selected by you. If you do not specify a cash investment, you will have been deemed to have authorized us to invest all principal and income cash balances in your Account in the Citibank Market Deposit Account. With respect to cash balances in your Account that you direct or authorize us to invest into money market instruments and/or deposits which are obligations of, or mutual funds managed or serviced by Citibank or related entities, you recognize that, in addition to fees provided for herein, we or a related entity may have an interest therein and such affiliated organization may also receive fees or other profits or benefits from such investment as described more fully under the header “Revenue Sharing Payments”. You hereby authorize the receipt of such fee, profit or benefit and expressly waive any special computation or accounting.

If you instruct us to hold foreign currency balances in your Account, you understand and agree that such balances will be held in a non-interest bearing account that is not subject to FDIC insurance.

Client Website Access

By completing the Client Website and Enrollment section of the Application, you, the client or authorized signer(s) for the client, request enrollment in The Relationship Report and authorize Citi Private Bank, to provide third parties designated as the Web User and/or Recipient as designated in the Application with account information with respect to the account you are opening along with all the accounts maintained under the Entitlement Groups and/or the Accounts listed, or any other accounts directed by you from time to time, through access to The Relationship Report on the Web via the Citi Private Bank client Web site (“Web Report”) and/or the physical delivery of The Relationship Report (“Paper Report”), as directed. The Relationship Report on the Web will be made available to the Web User through the Citi Private Bank client Web site only when the Client Website Access and Enrollment section of the Application has been completed to the Citi Private Bank’s satisfaction and signed by you, when applicable, and the Web User accepts Citi Private Bank client Web site Terms and Conditions and User Agreement, upon initial log in to the Citi Private Bank client Web site. You understand that this authorization and instruction will not be automatically terminated should you die, become incapacitated, become insolvent or declare bankruptcy, or be declared absent, but will remain in force until revoked in writing by you or your legal representative.

For security purposes, we will send your user name and password separately, using two different delivery methods. Your user name, along with instructions for logging on to the site, will be sent via e-mail to the address that you provide. Your initial password will be shipped via expedited postal mail to the address that you provide. A signature is required for receipt of this package. Please Note: We are unable to deliver to P.O. Box addresses. You will need BOTH, your user name and initial password, to activate your account on the client Web site.

The Relationship Report describes those products and services made available to you through the Citi Private Bank, which are provided by or in custody at Citibank, N.A. (“Citibank”), Citigroup Global Markets Inc. (“CGMI”), and other Citigroup affiliates. The information provided in The Relationship Report is subject to all applicable terms and conditions, including those governing the specific accounts and transactions referenced herein. If the Report is being delivered to you electronically via Citi Private Bank client Web site or otherwise, it is subject to the terms and conditions governing such electronic delivery. The information in The Relationship Report is not intended as a recommendation or an offer or solicitation to sell any securities or investments. The data contained in The Relationship Report is for informational purposes only and should not be used to make a decision to buy or sell a security, fund or other investment or for the benefit or use of any third party. All products are offered subject to approval, eligibility, and all applicable terms and conditions governing the specific accounts and/or transactions. In the U.S., brokerage services may be provided by CGMI, member SIPC, and an affiliate of Citibank. Outside the U.S., brokerage services may be provided by other Citigroup affiliates. Products are held at Citibank, Citibank International PLC, CGMI, and other Citigroup affiliates.

The Relationship Report is a supplement to, and does not replace, the official legal statements you receive for your Preferred Custody Services account(s).

Statements and Confirmations

Your monthly or quarterly statement, as requested in the Application, will contain a summary of all transactions executed for the Account. If you wish (at no additional cost to you) confirmation upon completion of each transaction in an Account, ensure that you have checked the relevant boxes on the Application under Section 1, “Accountholder Information.”

Citibank will mail an account statement to your legal residence or principal place of business at least quarterly. If you have elected to have duplicate statements, advices and/or proxies mailed to a designated representative(s) or mailed to you at an address other than your legal residence or principal place of business, you agree a) that Citibank providing such duplicate statements, advices and /or proxies to the designated representative(s) and/or to your secondary mailing address is considered received by you, b) to indemnify Citibank against all loss, liability, costs, claims, damages, or expenses we may suffer resulting from complying with your request and c) to notify Citibank in writing of changes to this request.
Each statement or notice is sent in accordance with the written instructions provided in the Agreement. Notification given to any one owner is considered notification to all owners of the account. We use ordinary mail or electronic mail for delivery and pay all postage (when applicable). All statements and notices (including any returned to us as undeliverable) are considered delivered to you on the date we first place them in the mail or the date the electronic mail is first sent. We are not responsible for statements or notices lost in transmittal. If two consecutive statements and/ or notices are returned to us for any reason, you agree that we may hold subsequent notices and statements until we receive forwarding information from you.

We reserve the right to correct errors on any Account statement or confirmation sent to you. If you fail to notify us concerning any error in an Account within sixty (60) days from the date you receive notification of the transaction in question, any claim by you will be barred, if permitted under applicable law.

Securities Processing

Investments may be made in a variety of types of securities, including, but not limited to, common and preferred stocks, convertible stocks or bonds, warrants, options, rights, corporate, municipal or government bonds, notes or bills of other instruments (collectively, “Securities”). Only Securities that you own will be held in the Account.

All directions to buy or sell securities or invest cash will come from you or such person or persons as you designate and will be subject to all relevant market rules and regulations and our practices and procedures, either of which can change from time to time.

In its capacity as your custodian under this Agreement, you agree that:

•	Citibank Preferred Custody Services shall not be responsible for the management of any Assets held in any Account or for the investment management decisions of any investment manager selected by you.

•	You or the investment manager for an Account will be solely responsible for the management of the Assets in that Account.

•	You or the investment manager identified by you shall invest and reinvest the Assets held in your Account in accordance with your investment objectives and risk tolerance levels.

•	Each order you place is based on your or your financial advisor’s independent evaluation of the risks and merits of the investment and determination that the security is consistent with your investment objectives, risk tolerance and financial capacity.

•	You accept full responsibility for all risks and losses associated with the orders you place.

•	If you do not specify the market in which you wish us to execute your order, we may complete the transaction in the market of our choice.

•	Citibank shall default to the First In First Out (FIFO) tax lot accounting method for sales of securities executed in your account unless otherwise instructed by you in writing.

•	Unless you otherwise instruct, we may refer orders to purchase or sell securities to any Citigroup affiliated organization which may act as counterparty, principal, agent, underwriter or broker, even though we may have an interest therein and such affiliated organization receives fees or other profits or benefits, in addition to any fees charged to your Account.

•	We may, at our discretion, refuse to execute the sale of a security which is not in your Account established pursuant to this Agreement. Further, if you sell a security which is defective or not delivered for timely settlement, we may at our discretion purchase the security at your expense to cover the sale.

•	We will not be responsible for any error, default, omission, or neglect of any broker or telecommunications firm or if any transaction is delayed and cannot be effected by reason of any cause beyond our control.

•	Fractional shares of securities received into your Account as a result of a corporate reorganization matter, dividend payment or other transaction cannot be held in your Account. With respect to any fractional shares that are received, we will automatically sell such shares and credit the proceeds to your Account.

For securities and any other investments purchased in connection with your Account (including securities purchased by us to satisfy your orders to sell, as described above), you agree that you will have on the settlement date the full purchase price of the securities in U.S. Dollars, or any other currency as appropriate to settle non-US Dollar denominated security transactions, in immediately available funds in your Account, or such other account with us as we may agree upon with you at the time of the trade. If you do not, you will be in default in the payment of this debt obligation and we may, without further notice or demand and at our option in any order, charge any account you have with us and/or sell any assets held in your Account or any other account with us (including the purchased securities) to recover the purchase price and any fees or charges in connection with the recovery. Should you not have sufficient cash or assets with us to satisfy this debt obligation, we may then seek to recover from you any deficiency.

If you direct us to buy and/or hold securities of non-U.S. (i.e., foreign) companies or other entities, you authorize us to hold these securities in such foreign country where the principal trading market is located and, in connection therewith, to deposit these securities with a branch of Citibank or other U.S. bank in such foreign country, a foreign bank acting as custodian or a foreign securities depository in which we participate, and to pay all fees and expenses attendant thereto even if securities are deposited in a branch of Citibank. You understand that Citibank may have an interest therein and such affiliated organization may receive fees or other profits or benefits, in addition to any fees charged to your Account. You understand that in addition to the standard risks of investing in securities, investment in non-U.S. companies or entities could result in substantial loss of principal due to foreign exchange risk or sovereign risk including, but not limited to, the devaluation of the currency in which the security is denominated or the imposition of foreign exchange controls restricting ownership of the security by non-citizens, currency conversion or the transfer of funds outside the foreign jurisdiction. A loss in value of such non-U.S. investments could also occur if foreign exchange control regulations are imposed that make it difficult or impossible to convert the foreign currency to U.S. Dollars and/or return these foreign funds to us in the United States. Further, a partial or complete loss of your non-US investment may occur if a private company is acquired, or nationalized, by a foreign government or one of its agencies.

Settlement

You hereby appoint Citibank as your agent and custodian with respect to facilitating the settlement of security trades, purchases and sales, at the discretion of you or your designated representative. Pursuant to such authorization, the Custodian may, at your risk, arrange for delivery and payment in connection with the settlement of security trades. In addition, you authorize us to register securities in Citibank’s name, or the name of a nominee, and agree that Citibank and the Custodian may act on your behalf in all other matters necessary or incidental to the handling of each Account, including signing your name, delivering any required endorsements or assignments, guaranteeing your signature to transfer securities and certifying your ownership of the securities in each Account to government authorities (including, without limitation, government authorities in the United States and the jurisdiction of your domicile).

You hereby agree to pay us promptly on demand for any and all losses incurred by us as a result of the settlement of trades executed by you or your designated representative, and to cover any debit balance resulting from such trading. This settlement authorization shall not be affected by your subsequent disability or incapacity. If, in the event of your death, we act in good faith pursuant to this settlement authorization without actual knowledge of your death, any action so taken, unless otherwise invalid or unenforceable, shall be binding on your successors in interest.

For an Individual Account upon notice to the Custodian of your death, we will cease all activity in each Account pending further instructions from the appropriate party representing your estate.

This settlement authorization is a continuing one and shall remain in full force and effect until terminated by you or us in writing. The termination of this authorization will also terminate this Agreement. If an Account becomes inactive or if we cannot communicate with you because of a change of address or otherwise, we may be required to comply with local regulations dealing with such issues.

Foreign Exchange Transactions

You agree that we may facilitate foreign exchange transactions with Citibank or other Citigroup affiliates, that such transactions will be effected at the prevailing exchange rate as determined by the entity effecting the transaction in its sole discretion, and that, if a foreign exchange transaction is effected through a Citigroup affiliate, such affiliate may receive a fee or commission in connection with the transaction. You agree to assume all risks associated with such foreign exchange and currency conversions. Any loss which may occur as a result of the fluctuation of exchange rates is for your account. If you or your designated representative utilize investment techniques which include investments outside the United States, you authorize the Custodian to effect any related foreign exchange transactions through Citibank or any Citigroup affiliate, and non-affiliated agents to the extent permitted by law.

Restricted Transactions

In accordance with the Unlawful Internet Gambling Enforcement Act of 2006 (UIGEA) and Regulation GG, certain transfers or payments through your Account may be restricted that may involve Internet gambling, as defined under the regulations.

Account Fees

Citibank’s fee for services in connection with an Account shall be as set forth in the Schedule of Fees in the sales material for the Preferred Custody Services Group delivered to you or in such other written notification provided to you from time to time. Citibank’s fee includes custody services and may include transaction fees as evidenced in the agreed upon fee schedule but does not include other costs and charges described herein.

The annual fee for each Account is based on the total fair market value of the assets for all the Preferred Custody Services Accounts, subject to each Account having a fair market value at least equal to the Account Minimum, as set forth in the sales materials for the Preferred Custody Services Group or in such other written notification provided to you from time to time. Citibank’s annual fee for each Account will be charged monthly in arrears and will become due on the second Friday of the following month. The amount of the monthly fee shall be calculated by multiplying the annual fee by the fair market value of the assets in the Account on the last business day of the applicable month, without adjustment for any additions to or withdrawals from the Account during the month, and then dividing this amount by twelve. The fee for the first month will be prorated, based upon the period beginning on the opening date of the Account (i.e., the date the Account is opened at Citibank and funded with the applicable Minimum Investment) and ending on the last day of that month. The fee for the last month will be similarly prorated for the number of days the Account remains open in the month. Expenses and other costs and charges are due as incurred.

The per transaction fee rate for Account transactions shall be set forth in the Fee Schedule included in the sales materials or in such other written notification provided to you from time to time.

Applicable tax reporting information will be provided to the parties you have identified. For a separate fee as described in the Schedule of Fees, we will provide you with an annual summary of income collected, classified for federal and state income tax purposes, and other pertinent information to assist with annual tax return preparation.

Other costs and charges may include, but are not limited to, (i) auction fees; (ii) certain odd-lot differentials; (iii) stock exchange fees; (iv) transfer taxes; (v) electronic fund and wire transfer fees; (vi) charges of investment managers for assets under management; (vii) fees in connection with custodial, trustee and other services rendered by a Citigroup affiliate, including fees or other charges associated with transferring assets into or out of an Account; (viii) SEC fees on securities trades; and (ix) any other charges mandated by law.

If you or your designated representative have one or more portfolio management strategies whose investment techniques include investments outside the United States, we may from time to time pass along to you other costs and charges that may include all custodial charges and other expenses charged by a subcustodian or correspondent affiliated with us to custodize non-U.S. investments in the country where the principal trading market for such investment is located and all fees and commissions in connection with any foreign exchange transactions effected through Citigroup or non-affiliated agents.

By signing the Application, you authorize Citibank and its designated subcustodians, if applicable, to deduct all fees and commissions and other costs and charges when due with respect to each Account from the assets held in that Account.

If you request that we keep separate accounts for principal and income, we will charge Citibank’s fee and expenses to income, unless you direct otherwise; provided, however, that should there be insufficient assets in either principal or income to satisfy the obligations allocated to such sub-account, any assets in the Account, whether allocated to principal or income, may be utilized to satisfy the outstanding obligations of the Account.

If your Financial Advisor refers you to Citibank for services hereunder, you acknowledge that any delivery of securities by your Financial Advisor to Citibank will result in the imposition of custody fees as described herein.

Referral Fees

If your Financial Advisor refers you to Citibank for services hereunder, you acknowledge that a portion of the fees described in the “Account Fees” section above will be paid to your Financial Advisor by Citibank.

Revenue-Sharing Payments

If you choose one of the following money market mutual funds for the investment of cash balances in your account, Citibank or its affiliates shall receive a mutual fund support fee, or what has come to be known as a “revenue-sharing payment”. These revenue-sharing payments are in addition to annual service fees (referred to as “12-b 1 fees”) and any other fees and expenses disclosed in a fund’s prospectus fee table. They are also in addition to other expense reimbursement and service fees described here. The funds for which revenue-sharing payments are received are as follows: Western Asset Cash Reserves, Western Asset Tax Free Reserves, Western Asset New York Tax Free Reserves, Western Asset U.S. Treasury Reserves, Western Asset Premium Liquid Reserves, Western Asset Premium U.S. Treasury Reserves, Western Asset California Tax Free Reserves, Western Asset Institutional Liquid Reserves, Western Asset Institutional U.S. Treasury Reserves, Western Asset Connecticut Tax Free Reserves, Western Asset Institutional Tax Free Reserves, Western Asset Institutional Cash Reserves, Western Asset Premium Liquid Reserves Limited, and Western Asset Institutional Liquid Reserves Limited.

What you should know about revenue-sharing payments:

•	These payments are not made from fund assets, but instead are paid from the assets of a fund’s investment adviser or other affiliate.

•	Brokerage commissions that funds pay for portfolio trades are not used to offset any portion of these payments.

The foregoing funds are charged a revenue-sharing fee, calculated quarterly, of fifty percent (50%) of the sum of (1) the pro-rata management fee with respect to the assets of clients of Citi Private Bank invested in the applicable fund, plus (2) the applicable 12b-1 fees payable from the applicable fund with respect to the assets of clients of Citi Private Bank invested in the applicable fund, payable from the fund management company by subtracting (2) from such sum and remitting the difference to Citibank or its affiliates.

Additionally, affiliates of Citibank may receive compensation from certain funds in the form of commissions and other fees for providing traditional brokerage services, including related research and advisory support, and for the purchase and sale of securities for fund portfolios. Citibank affiliates also may receive other compensation from certain funds for financial services performed for the benefit of such funds.

You may obtain prospectuses for any of the money market mutual funds listed above from your Citigroup representative or your independent investment advisor.

Grant of Lien

You hereby represent and warrant that any securities delivered to Citibank to be held in your Account(s) are free of any encumbrances, including constructive liens. Your interest in the Account(s) and in the assets held in the Account(s) may not be sold, pledged or otherwise transferred, except for pledges of the Account(s) and the assets held therein as collateral security for obligations to Citigroup or third-party collateral which has been accepted by Citigroup.

In order to secure all your present and future obligations to Citibank under this Agreement (including, but not limited to fees, expenses or taxes) and all other present and future indebtedness or obligations to Citigroup that you may incur, secured by the Account(s) or the assets held therein, you hereby grant to Citibank, except where prohibited by law, a first priority continuing lien and security interest in all of your right, title and interest in the Account(s) or other personal property of yours which is in our possession, but not limited to bank deposits and securities and all assets now or hereafter held in the Account(s) and all income and other proceeds and products thereof. You agree that such liabilities or obligations may be satisfied by applying any of your personal property with us. We may apply funds in your accounts with us or sell your personal property which is not an account, by public or private sale at our discretion, and use the proceeds of such sale to satisfy such liabilities or obligations whether or not such liability or obligation is subject to a contingency.

In addition, you consent to Citigroup and any subcustodians appointed by Citibank taking all actions necessary or desirable under all applicable laws to perfect and protect such lien or to enable Citigroup to exercise and enforce its rights and remedies with respect to the Account(s) and the assets held therein. Specifically, for U.S. law purposes, you acknowledge and agree that, to the extent that the assets in the Account(s) constitute “security entitlements” for purposes of Article 8 of the Uniform Commercial Code in effect from time to time in the State of New York, Citibank shall be the “entitlement holder” of such “security entitlement(s).” You also acknowledge and agree and hereby consent to subcustodians appointed by Citibank entering into an agreement with Citibank whereby such subcustodians of the assets (and for U.S. law purposes as “securities intermediary”) undertake to comply at all times solely with instructions or “entitlement orders,” including transfer and withdrawal orders, originated by Citibank without further consent by you.

Right of Offset

If any of you has present and future indebtedness or obligations to Citigroup, you agree that we may set off and apply funds, deposits, balances, debt, checks, assets, in any currency held for you or owed to you, by Citigroup, to satisfy or reduce your debt, without notifying you in advance. This is true whether the debt is incurred individually or jointly and whether or not your other assets are held individually or jointly. You agree that we may effect this set-off even though we have not demanded payment from you or your debt has not matured. This set-off right is in addition to our rights under applicable law and other agreements.

Taxes and Expenses

In addition to fees and other costs and charges, you agree to pay all taxes, legal and other expenses (collectively with fees and other costs and charges, “expenses”) associated with each Account arising under the laws of any relevant jurisdiction. By signing the Agreement, you authorize us to debit the relevant Account and/or any other account you may have with Citigroup for such expenses as incurred. This includes, but is not limited to, expenses we may incur protecting or enforcing our rights and obligations, as well as expenses resulting from a breach of this Agreement on your part. As required by law, we may withhold from any payments due to you from this account any taxes currently due or due from any prior distributions. If additional funds are required to cover any due taxes, you are required to promptly provide such additional funds to us. In addition, if you or an Account is subject to legal, governmental or administrative proceedings, you agree that we may charge any Account and/or any other account you may have with Citigroup for the expenses related to those proceedings.

Citibank and its designated sub-custodians, if applicable, as U.S. Withholding Agents (“USWA”) are required to withhold and provide applicable information reporting with respect to each Account as required by U.S. tax law. Citibank or a designated sub-custodian will withhold the applicable amounts with respect to each distribution to the extend required by U.S. tax law. Withholding requirements are determined based on the type of U.S. tax certification form provided, or in the absence of a tax form or a valid tax form, the applicable presumption rules. Any amounts withheld are remitted to the IRS and if applicable, to the appropriate state agency.

U.S. persons are required to provide Form W-9 “Request for Taxpayer Identification Number (TIN) and Certification”; U.S. persons include but are not limited to:

•	an individual citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Colombia

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

Non U.S. persons are required to provide the appropriate Form W-8 (W-8BEN, W-8IMY, W-8ECI or W-8EXP).

•	Non-U.S. persons are beneficial owners or intermediaries that are not U.S. persons as described above.

Absent a valid U.S. tax certification form, we will apply the presumption rules and the account will be either a presumed U.S. person subject to U.S. person withholding and reporting requirements, such as 28% back-up withholding and Form 1099 information reporting or a presumed Non U.S. person, subject to 30% U.S. Withholding Tax (also known as Non Resident Tax) and Form 1042-S reporting. Under the presumption rules, actual knowledge is not relevant, unless it results in a higher rate of withholding. We are required to withhold on any reportable amounts on any Account that is a U.S. or a presumed U.S. account; this withholding is required from the day of account opening until such time as the proper, valid tax certification form is received by us. However, under current U.S. tax law, we may issue a refund of any back-up withholding applied during the period the Account was uncertified, provided a valid tax form is received within 30 days of account opening. Accounts that are presumed U.S. that are later determined to be Non U.S. persons must submit a valid tax form to us by December 15th allowing us time to make the appropriate withholding adjustments.

Additionally, withholding applicable to investments in Non U.S. securities or American Depository Receipts (“ADRs”) are subject to foreign withholding requirements. Withholding on these instruments is applied at the source and we receive the payments net of foreign withholding. Some jurisdictions require additional documentation to be provided in order to establish entitlement to a reduced or exempt rate of withholding.

The information contained in this Agreement is subject to change without notice due to changes in tax law, changes in third parties services, changes in local market rules, and practices or actions taken by U.S. Tax Authorities, non-U.S. agents and Foreign Tax Authorities, among others. The information contained in this Agreement is based on information available at the time of printing. Citigroup and its agents, do not warrant or guarantee the accuracy and completeness of, nor undertake to update or amend this information every time there is a change in requirements. Citigroup works with local market agents, third party providers and issuers to provide the most accurate information available at the time of distribution. Citigroup and its agents are not liable for any loss arising from or in reliance with information provided in this Agreement.
Legal Process

We may comply with any writ of attachment, adverse claim, execution, garnishment, tax levy, restraining order, subpoena, warrant or other legal process which we believe (correctly or otherwise) to be valid. A fee for processing will be assessed. NOTE: If we are not fully reimbursed for our record search, photocopying and handling costs by the party which served the process, we may charge such costs to any account of yours, as we determine, in addition to our minimum legal process fee. You agree to indemnify, defend and hold us harmless from all actions, claims, liabilities, losses, costs and damages (including attorney’s fees) associated with our compliance with any process that we believe to be valid. Accounts opened with trust or fiduciary designations (e.g., “XYZ Inc.-Client Trust Account”) may be subject to levies and other legal process against your property unless our records clearly reflect the existence of an express written trust or court order. We will not pay interest on any funds we hold or set aside in response to legal process. You agree that we may honor legal process which is served by mail or facsimile transmission, or at any of our offices, even if the law requires personal delivery at the office where you maintain your account.

Valuation

In computing the fair market value of any securities or other investments in an Account, securities listed on any U.S. national securities exchange shall be valued, as of the valuation date, in U.S. dollars at the closing composite price (the consolidated tape price). Any other securities or investments held in an Account shall be valued by the Custodian, based on values received from you or your designated representative, to reflect fair market value. Any such valuation should not be considered a guarantee of any kind whatsoever with respect to the value of the assets in an Account.

Representations and Warranties

You acknowledge that you are solely responsible for, and that neither we nor any other Affiliated Organizations has any responsibility for, your compliance with any laws, regulations or rules applicable to your use of the services provided by us under this Agreement including, but not limited to, any laws, regulations or rules, in your or any other jurisdiction, relating to tax, foreign exchange and capital control, and for reporting or filing requirements that may apply as a result of your country of citizenship, domicile, residence or taxpaying status.

You certify that copies of all trust agreements, wills, court orders and other documents or agreements that you now or hereafter provide to Citibank are in full force and effect, genuine, complete, unaltered, and have not been modified, repealed or superseded.

General Agreements and
Authorizations

In connection with the services being provided to you under this Agreement, you agree that we can rely on the financial and other information provided by you or your designated representative to us from time to time. You are bound by instructions given by your designated representatives and authorized signers; any errors resulting from misinformation provided by your designated representatives and authorized signers are your responsibility and Citibank may accept instructions from designated representatives and authorized signers until your Citi Private Bank Representative is notified by signed written instruction (original, facsimile, PDF)of any changes and Citibank has had sufficient time to act upon such notices.

You agree to promptly inform us in writing if you change your citizenship or legal residence. You also agree to promptly inform us if you or any of the co-applicants, trustees, fiduciaries or any other authorized signers are or become a) a politician (whether elected or not) or significant government official who occupies, has occupied, or is actively seeking or being considered for a senior public position in the government or political party of a country, state or significant municipality; b) a government owned or controlled corporation, department or agency, or an executive thereof; c) a military officer; d) a close family member (e.g. spouse, parent, child, sibling, or in-law) of any of the above; or e) a close associate of any of the above. Please note that “being considered for a senior public position” includes all individuals running for public office along with their senior campaign managers. Furthermore, you agree to provide us with any information that we may reasonably request from time to time.

You agree to send all notices and instructions to us in writing addressed to Citibank, and to transmit them directly to Preferred Custody Services or through your private banker or other Citigroup representative who handles your Citibank accounts or to any future address we may designate. If you transmit instructions or notices to us through another Citibank branch or other Citigroup entity, you assume responsibility for any resulting risks, delays or errors. Receipt of instructions by any such office or person does not constitute receipt by us. If, in our judgment, your instructions are unclear, we may choose not to act on them until the ambiguity has been resolved to our satisfaction. We may refuse to act on any instructions that we believe are contrary to or not clearly permitted by this Agreement, applicable law or other relevant requirements. You agree that any notice or communication is considered delivered to you on the date we first place them in the mail to the address specified by you in this Agreement or the date the electronic mail is first sent. You consent to our recording any telephone conversations you may have with us.

You agree that you may not assign this Agreement without our prior consent. Any assignment or transfer by you of an Account that is made without our prior written approval will be void.

You agree that no delay in enforcing our rights under this Agreement will be construed as a waiver of our rights. Only a written waiver signed by us will be valid. You understand that the rights granted to us in this Agreement are additional to those given by law or other agreements you may have with us.
If you are a retirement plan subject to the Employee Retirement Income Security Act of 1974 (“ERISA”), by opening an Account, your signature on the Application and any other account opening documents constitutes your acknowledgement that you reviewed the Citi Private Bank Preferred Custody Services ERISA Section 408(b)(2) Disclosure Document made available to you reasonably in advance of your deciding to open your Account(s) and that after your review, you made an independent decision that the fees and other compensation are reasonable for the services being provided by Citibank. Your signature further acknowledges that you consent to Citibank updating or changing the Disclosure Document by posting updated documents and/or notices at http://citi.com/investorinfo/advisoryprivacy/408b2disclosu res.html and that it is your responsibility to check the website periodically for such updates.

You authorize:

•	Citibank from time to time to investigate and verify any information contained in or obtained now or later in connection with this Account, to check your credit history and obtain consumer and/or credit reports in connection with any account or service for which you now or may hereafter apply. If you ask, you will be told whether or not a consumer and/or credit report on you was requested and the name and address of the agency that furnished the report. To facilitate your application for, and when activated the maintenance of, accounts and services covered hereunder, you consent to Citibank’s exchange of your consumer and/or credit reports, this Application, any information about you, your accounts or services, and any other document delivered now or later in connection herewith with its affiliates.

•	Your employer, your bank, and any other references supplied on or in connection with this Account now or later or which appear on your consumer or credit reports to release and/or verify information to Citibank.

•	Citibank to share with credit bureaus, affiliates and other proper persons information about your creditworthiness and how you handle your accounts and services.

•	Citibank, with regard to the applied for accounts and services, as an accommodation to you, to accept and act from time to time, in its sole discretion, upon instructions received by mail or messenger, or upon oral, telephonic or electronic instructions received from a person who identifies himself or herself to be you, your designated representative or your authorized signer. You understand the risk and potential for misuse that exists in giving instructions in this manner.

Subsequent Accounts, Credit and Services

You authorize Citibank to accept instructions from you to open and close accounts and to request or terminate any account service covered by this Agreement, without requiring further original signatures from you. Unless you have advised Citibank to the contrary, your delivery to Citibank of any such instructions shall be confirmation that there are no material adverse changes in the information you have given in the original Agreement.

Account Types

Joint Accounts with Rights of Survivorship

All accounts for relationships established in more than one person’s name are joint accounts with right of survivorship. Each owner of a joint account has the individual authority to: give instructions of any kind; make deposits or withdrawals; receive payments, notices or demands; borrow money and grant security interests in your joint assets for obligations of anyone; appoint one or more attorneys-in-fact for the accounts; sign any documents or agreements; and in all other ways act alone regarding your accounts, this Agreement and any related services. If we receive timely written notice from any joint account holder requesting that we not pay or deliver funds in a joint account, we may require the signature of all joint account holders for future payments or deliveries. For title changes, we may require the signature of all joint account holders. You agree that each joint account holder shall be individually and jointly responsible for any overdrafts, credit extensions, charges, fees or other debts related to joint assets, regardless of who incurred the debt or benefited from or participated in the action. We may set-off any joint account holder’s debt to an Affiliated Organization against your accounts, whether the debt was incurred individually or jointly. You agree that if a joint account owner dies, his or her rights to the account pass to the surviving joint account holders, subject to applicable taxes and our receipt of acceptable documents. All the assets in a joint account may be deemed part of the estate of the deceased joint account holder. For tax reporting purposes it is recommended that you consult your Tax Advisor.

Trust/Fiduciary Accounts

If this Agreement is entered into by a trustee or other fiduciary of the Accountholder, such trustee or fiduciary hereby represents and warrants that the services to be provided by Citibank to the Accountholder hereunder or hereafter are within the scope of the services and investments authorized by the governing instruments of, and/or laws and regulations applicable to, the Accountholder, and that said trustee or fiduciary has the requisite authority under the governing instrument and/or applicable law to enter into this Agreement on behalf of the Accountholder to compensate us in the manner described herein.

Custodial (Uniform Transfers to Minors Act) Accounts

For accounts opened under the Uniform Transfers to Minors Act (“UTMA”), you, the accountholder, are the UTMA Custodian. By opening this type of account, you agree that all assets belong to the minor and that you will use them exclusively for the minor’s benefit. Citibank accepts no responsibility to monitor distributions, payments, or applications of account assets and you agree to indemnify and hold Citibank harmless from any loss or damage related to claims that any distributions, payments, or applications of account assets were not made for the exclusive benefit of the minor.
Entity Type Accounts

If the Accountholder is a corporation, limited liability company, partnership or other entity type account, the signatory on behalf of the Accountholder represents that all necessary actions have been taken, and approvals received, in accordance with the Accountholder’s charter, governing documents, statutes and applicable law to enter into and permit its obligations under this Agreement and that the Accountholder is in good standing in the jurisdiction in which it is organized. The Accountholder hereby undertakes to advise Citibank of any event that might affect the Accountholder’s authority to participate in, or the propriety of, this Agreement.

Individual Retirement Arrangement Accounts (IRA)

You certify that you are eligible to establish a traditional IRA, Roth IRA or SEP-IRA.

You also hereby acknowledge that:

•	You have received and read the Citibank Traditional IRA or Roth IRA Agreement and Disclosure Statement (“IRA Plan Document”). You accept the terms set forth therein as supplemented by this Agreement and you appoint Citibank, N.A. to be custodian of your Citibank traditional IRA, Roth IRA or SEP-IRA.

•	This Agreement is subject to, and will be performed in accordance with, the provisions of the applicable IRA Plan Document. This Agreement, however, will be controlling if any of its terms are inconsistent with the applicable IRA Plan Document.

•	If you invest in a mutual fund, you agree that such mutual fund or its affiliates may compensate Citibank, its subsidiaries or affiliate services. Further information is contained in the fund’s prospectus.

•	Any election to have a contribution treated as a Rollover cannot be revoked.

•	The contribution is made for the tax year indicated. If a tax year is not indicated, the contribution will be treated as a current year contribution.

•	You understand that each Citibank affiliate shares information about its transactions and experiences with you.

•	The general rules governing your Investment Options of the Traditional IRA Plan Documents contain an arbitration provision and that your Citibank Traditional IRA, SEP-IRA or Roth IRA Account is governed by these terms.

Arbitration for Traditional IRA, SEP-IRA or Roth IRA Accounts:

You are aware that the Citibank Traditional IRA, SEP-IRA or Roth IRA Agreement and Disclosure Statement contains a Pre-Disputed Arbitration clause on page 3 thereof. You acknowledge receipt of the Pre-Disputed Arbitration Clause and that your Citibank Traditional IRA, SEP-IRA or Roth IRA Account is governed by these terms.

By notifying us in writing that you have named or changed your beneficiary(ies), you cancel any earlier designation you may have made with respect to the assets in your Citibank IRA.

•	If you do not name your spouse as beneficiary, there may be income tax implications for your estate or beneficiary.

•	If you do not name a beneficiary, the beneficiary will automatically be your estate.

•	If you designate more than one primary beneficiary, the proceeds will be distributed equally among them unless you indicate otherwise.

•	Any secondary beneficiary you name will receive proceeds only if all of your primary beneficiaries are deceased.

•	If you designate more than one secondary beneficiary, the proceeds will be shared equally among them unless you indicate the share percentage for each.

Corporate Reorganization/Class
Action Notices and Proxies

All corporate reorganization, class action and proxy materials related to securities held in an Account will be sent to you as part of your regular Account correspondence, unless you designate another party to receive these materials. Please note that corporate reorganization notices, class action notices and proxies can only be mailed to one party per account. If you have elected to have these materials mailed to a designated representative or if you have requested to have these materials mailed to you at an address other than your legal residence or principal place of business, you agree to indemnify Citibank against all loss, liability, costs, claims, damages, or expenses we may suffer resulting from complying with your request and will notify Citibank in writing of changes to this request. Additionally, you agree that us providing corporate reorganization notices, class action notices and proxies to your designated representative or to your mailing address is considered received by you. You understand that you or your designated representative is expected to vote proxies in such a manner as you deem to be desirable and then forward the executed proxies to the issuing company. You relieve us of liability if corporate reorganization notices, class action notices and/or proxies inadvertently do not reach you or your designated recipient. You further understand that due to the difficulty in obtaining proxies in regard to any non-U.S. (i.e., foreign) securities, we will not provide you or your designated recipient with such proxies, and you relieve us of all responsibility in connection therewith.

Dormant Accounts

Under abandoned property statutes, we must turn over to the state assets in your Account if you have not done at least one of the following during a specified period of time:

•	A customer initiated transaction (i.e. deposit, withdrawal, trade)

•	Signed our active account confirmation form

•	Written to us concerning your Account

Please note that the period of inactivity for an account to be considered abandoned property differs by state. The laws of the state of your last known address determine the inactivity period and the manner in which your funds are transferred to the state.

Termination of Preferred
Custody Services Agreement

Either of us can terminate this Agreement at any time upon 30 day advance written notice to the other. Any termination of this Agreement will not, however, affect the liabilities or obligations of the parties incurred, or arising from transactions initiated, under this Agreement prior to such termination, which shall survive any expiration or termination of this Agreement. In addition, we can terminate your Account if the total assets held in the Account fall below the Preferred Custody Services Account Minimum, as established by us from time to time.

Upon the termination of this Agreement, we shall have the right to complete any transactions open as of the termination date and to retain amounts in each Account sufficient to effect such completion. Upon notification of the termination of this Agreement, you must give us written instructions, including the name and the delivery instructions for another custodian for all the cash and assets within 30 days of such termination; provided that, if your written instructions raise any legal risks to us (such as a possible violation of applicable money-laundering laws), we may refuse to dispose of or transfer any assets held in each such Account.

Governing Law and Submission to Jurisdiction

The Booking Center for each Account shall be New York, New York, U.S.A. for accounts booked in Citibank, N.A. For accounts booked in Citibank, N.A., the principal Service Location is New York, New York. This is the location where Citibank will receive and disburse funds and maintain primary accounting records with respect to each Account. It is also the principal location of the Custodian where the administration will take place. The assets held in each Account will generally be held by Citibank in New York, unless your Account includes investments outside the United States, in which case Account assets may be held in custody in the country where the principal trading market for such investment is located. All investments held in custody are subject to the laws, regulations and usages of the place where kept.

An Account will be subject to supervision by the regulatory authorities in each jurisdiction where these services are performed as well as in the United States.

You agree that this Agreement will be governed by, and construed in accordance with, the laws of the State of New York, without reference to a choice of law doctrine.

For any dispute related to this Agreement, you (i) irrevocably submit to the jurisdiction of the courts of New York, New York, U.S.A., provided that at our sole discretion this jurisdiction shall not be exclusive; (ii) waive any defense of inconvenient forum; (iii) agree that any final judgment will stand and be enforceable in other jurisdictions by suit or as provided by law and will be binding on you, your heirs, executors, legal representatives, successors and assigns; (iv) agree that any summons, process or other legal document in connection with any such dispute may be served on you or your personal representatives by serving it personally or by sending it by pre-paid, registered post or other substantially similar method to you at the address specified by you in this Agreement; and (v) waive any right to a jury trial in any such dispute.

Citibank Obligations in
Respect of an Account

Citibank’s obligations under this Agreement and in respect to an Account will be a general unsecured obligation of Citibank, and information with respect to the assets held in an Account will be available to you only through Citibank. You will not have access to any information regarding any Account or any assets held in an Account directly from any subcustodian that may be appointed by Citibank, nor will a subcustodian accept any instructions directly from you in respect of the assets in an Account.

All communications to you regarding an Account will come through Citibank, which entered into the Agreement with you, and all instructions and other communications from you regarding an Account (including requests to add to or withdraw assets from an Account, instructions to transfer or close an Account and questions or concerns you may have regarding an Account) must be made through Citibank.

Performance by Citibank and the Custodian of the obligations under this Agreement and with respect to an Account are subject to the laws of the jurisdiction of Citibank, which has entered into this Agreement with you (including any governmental acts, orders, decrees or regulations applicable to such legal vehicle). Citibank shall not be liable for the unavailability of the funds credited to an Account or otherwise payable to you due to restrictions on convertibility or transferability, requisitions, involuntary transfers, laws, acts of God, fires, war, civil strife, terrorist acts, strikes, power failures, errors/failures/malfunctions of equipment, hardware, software, telecommunications or intermediary/recipient banks, from government restrictions or actions, exchange or market rulings or suspension of trading or similar events beyond the control of Citibank, in which circumstances no other branch, office, subsidiary or affiliate of Citibank will be responsible therefore.

You agree that neither Citibank nor any other Citigroup affiliate, nor their directors, officers, employees or agents will be responsible or liable for any costs, losses, damages or expenses resulting, directly or indirectly, from laws, acts of God, fires, war, civil strife, terrorist acts, strikes, power failures, errors/failures/malfunctions of equipment, hardware, software, telecommunications or intermediary/recipient banks, from government restrictions or actions, exchange or market rulings or suspension of trading or similar events beyond the control of Citibank, in which circumstances no other branch, office, subsidiary or affiliate of Citibank will be responsible therefore.
Limitation of Liability

Citibank’s liability to you for any loss or damage arising from or relating to this Agreement, regardless of the form of action, shall be limited to direct damages attributable to Citibank’s own gross negligence, fraud or willful misconduct. In no event shall Citibank be liable for any punitive, indirect, consequential or special damages or lost profits, even if Citibank has been advised in advance of the possibility of such damages.

Severability

If any provision of this Agreement is found to be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions, or of such provision in any other jurisdiction, shall not in any way be affected or impaired. This Agreement shall be binding on you, your heirs, executors, legal representatives, successors and assigns.

Amendments

We reserve the right to change the terms and conditions contained in the Agreement, which may include adding to them or deleting certain provisions entirely or partially, without prior notice to you. Citibank will give you notice of any amendment for which your consent is required and any amendment required by law. In addition, we will revise the Agreement from time to time to reflect these changes. Copies of the current Agreement will be available from your Preferred Custody Services Representative. We suggest that you keep any notification of changes to the Agreement along with the rest of your Preferred Custody Services account information. When we notify you of any changes, we may mail or deliver a notice, a statement message, or an electronic message to you at the last address we have on file for you. The Agreement supersedes all previous agreements and understandings between you and us with respect to the subject matter hereof.

Electronic Delivery

Notices, Disclosures, etc.

From time to time, we may agree to electronic delivery of notices, disclosures and regulatory information in connection with this Agreement. Such information includes notices and disclosures covered by laws that require delivery to be “in writing,” such as Account statements and other documents you have chosen to receive, including confirmations and proxies. To the extent we agree to electronic delivery in connection with this Agreement, the following terms and conditions shall apply:

•	Delivery may be either by secure (i.e., encrypted) or public (i.e., unencrypted) e-mail, or by posting such notices and disclosures on a web site. We will not send any notices or disclosures containing confidential information to you by public e-mail or post any such notices or disclosures on a public web site.

•	E-mail will be sent to the e-mail address provided by you to us from time to time, and you hereby waive all claims resulting from failure to receive communications because of changes in your e-mail address.

•	All notices sent to you by public e-mail shall be effective when sent to your e-mail address; all notices posted to a web site shall be effective upon delivery to you of a notice (sent by public e-mail to your e-mail address) directing you to the relevant web site. If an electronic notice sent via public e-mail is returned to us undelivered, we will attempt redelivery, at our option, either by telecopier or to a postal address based on your contact information in our files; redelivered notices shall be effective upon delivery or when delivery is refused if sent to a postal address or upon receipt of confirmation of delivery by telecopier.

•	If we post notices or disclosures on a secure web site, we will provide you with a User ID and a means of authenticating your identity (which may be a password, digital certificate, “smart card” or other identifier) (a User ID, together with any other identity authentication information, is referred to as “User Information”) so that you can access the web site. You agree to comply with all security procedures that we may require to safeguard your User Information. In addition, you agree to take all reasonable precautions to keep your User Information confidential and to prevent unauthorized use. You also agree to notify us immediately in the event of the loss or theft of your User Information or if you believe the confidentiality of your User Information has been compromised in any way. We will not be responsible for any breach of security caused by your failure to maintain the confidentiality of your User Information.

•	You may request a paper copy, at no charge, of any notice, disclosure or other information delivered to you electronically at any time by contacting your private banker or other Citigroup representative, and you may withdraw your consent to receive notices and disclosures electronically at any time by contacting your private banker or other Citigroup representative.

•	We will notify you from time to time of any hardware or software requirements to receive, access, retain and print notices delivered to you electronically. At a minimum, you will need a computer equipped with Windows 98 (or a higher version of Windows) and either a printer, drive or other storage device.

•	You may be asked, from time to time, to demonstrate that you can receive disclosures and regulatory materials electronically (e.g., by responding to an electronic request for such confirmation).

•	You acknowledge and agree that in the course of delivering notices and disclosures to you electronically, we may transfer information about you, an Account and your relationship with us crossborder. You therefore hereby release us from any duty we might otherwise have to observe the banking secrecy laws of any relevant jurisdiction.
•
Citibank may, from time to time, fax you information on products and/or services that are available to clients of Citi Private Bank using any fax numbers provided in this Agreement, provided by you during the course of your relationship with Citibank and/or provided in a directory, advertisement or site on the Internet to which you voluntarily agreed to make available your fax number for public distribution.

Account Data

From time to time, we may agree to electronic delivery of account data in connection with this Agreement. Such information includes transferring data related to your Account(s) and holdings in such Account(s) to you or your designated recipient, solely as convenience to you and upon your written authorization in an electronic format (the “Data Transfer”). To the extent we agree to the Data Transfer in connection with this Agreement, the following terms and conditions shall apply:

•	The Data Transfer will be provided by Citibank and any of its affiliates authorized to do business in the country (including state, province or other jurisdiction) where Citibank deems the Data Transfer to be accessed by you or your designated recipient. The Data Transfer is not intended to be provided to and may not be used by any party in any jurisdiction where the provision or use thereof would be contrary to applicable law, rules or regulations.

•	You may separately designate in writing to Citibank a third party processor (“Data Processor”) to directly receive or access the Data Transfer on your behalf. In such case, you represent and warrant that the Data Transfer is being processed by your Data Processor on your behalf pursuant to a written agreement between you and your Data Processor. You further agree that, other than transmitting the Data Transfer in accordance with this section of this Agreement, Citibank shall have no obligations with respect to your Data Processor or your Data Processor’s handling of the Data Transfer, or the data therein. You assume full responsibility to ensure that your Data Processor’s use of the Data Transfer is limited solely to the purpose for which your Data Processor is retained by you, and that your Data Processor takes all necessary steps to maintain the confidentiality of the data contained in the Data Transfer.

•	In addition, you acknowledge and agree that you will require your Data Processor to maintain effective information security measures to protect the data contained in the Data Transfer from unauthorized disclosure or use. In the event of a security breach under your or your Data Processor’s control involving data contained in the Data Transfer of which you become aware, you agree to, as soon as practical, alert Citibank of the security breach and to provide reasonable assistance to Citibank to obtain information pertaining thereto. You agree and acknowledges that you shall be responsible for sending any security breach notices to any impacted parties (including for example, to your employees, if applicable) as a result of a security breach under your or your Data Processor’s control involving the data contained in the Data Transfer.

•	Any data transfer is provided by citibank “as is”, and neither citibank nor any third party that contributes in any manner to the data transfer makes any representation or warranty whatsoever, including warranties (i) with respect to the accuracy, completeness or timeliness of the data transfer; or (ii) that the data transfer shall be uninterrupted or error free. Further, citibank and any third party that contributes in any manner to the data transfer disclaim any express or implied warranties, including implied warranties of title, non-infringement, merchantability or fitness for a particular purpose relating to the data transfer.

•	To the fullest extent permitted by applicable law, in no event shall citibank or its affiliates, subsidiaries or controlling entities or as may be applicable their third party vendors, contractors or technology or content providers or their respective officers, directors, owners, agents and employees have any liability for any loss, cost, expense or damage arising from or relating to (i) the data transfer regardless of the form of action, (ii) any punitive, indirect, consequential or special damages or lost profits, even if citibank has been advised of the possibility of such damages, (iii) the acts or omissions of a third party servicer or vendor used by citibank or you, including your data processor, or any loss, cost, damage or expense incurred by any person or entity in connection therewith, or (iv) any loss, cost, expense, or damage to you, your data processor or any third party in connection with the data transfer. Citibank will not be responsible for determining the compatibility of any computer system, software or other method used by you or your data processor to receive the data transfer.

•	You agree to indemnify and hold citibank harmless from and against any and all claims, loss or damage of any nature whatsoever (including but not limited to reasonable attorneys’ fees and court costs) arising directly or indirectly from the data transfer; provided, however, that you shall not be obligated to indemnify citibank for claims, loss or damage attributable to citibank’s gross negligence or willful misconduct in connection with the data transfer. This indemnity will survive the termination of this agreement.

•	You acknowledge that any Data Transfer once initiated shall remain in place until you have provided written notice to Citibank to the contrary and Citibank shall have had a reasonable time to act upon such notice in order to ensure proper termination of the Data Transfer.
Other Activities of Citibank
and Citigroup Affiliates

By reason of the commercial and investment banking or other activities of Citibank and other Citigroup affiliates, we may from time to time acquire confidential information and information about corporations or other entities and their securities. We will not divulge such information to you, nor will we act upon such information with respect to our activities or the activities of such corporations or other entities, including with respect to this Agreement.

You acknowledge that Citibank, the Custodian and other Citigroup affiliates may perform, among other things, investment banking, research, brokerage, investment advisory and custodial services for other clients. You also acknowledge and agree that Citibank and the Custodian may take action in the performance of their duties to such clients (including clients who may also have Accounts similar to those available hereunder or hereafter) which may differ from actions taken, or in the timing and nature of actions taken, with respect to you and an Account. Nothing in this Agreement shall be deemed to impose on Citibank, the Custodian or other Citigroup affiliates any obligation to recommend any investment advisor or to purchase or sell, or recommend for purchase or sale, for you or for an Account, any securities or other investments which Citibank or other Citigroup affiliates may recommend, purchase or sell, or recommend for purchase or sale, for its own account or for the account of any other client. Furthermore, nothing in this Agreement shall be deemed to impose upon Citibank, the Custodian or other Citigroup affiliates any obligation to give you the same actions as may be given to any other clients. Citibank, the Custodian and other Citigroup affiliates may compensate affiliated companies and/or their representatives for providing services to you.

In addition, Citibank may receive fees for services with respect to assets invested in investment funds.

Investment Risks

General

Investment products (securities, fund shares and other non-depository investments) purchased or held in this Account are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, are not a deposit or other obligation of Citibank or any other Citigroup affiliate and are not guaranteed by Citibank or any other Citigroup affiliate and are subject to investment risks, including the possible loss of the principal amount invested. The following paragraphs describe some of the major risks associated with investments purchased or held in the Preferred Custody Services Account.

Investing in securities and other financial instruments involves risks that may affect the value of the securities held in an Account and result in losses to you, including the potential loss of the principal amount invested. Potential risks include, among others, losses caused by adverse market conditions, market volatility, limited liquidity and other market action. You agree that we will not be responsible for losses in value in an Account, or for acting or failing to act with respect to an Account, so long as we act in good faith.

If a portfolio includes investments denominated in currencies other than your reference currency, you understand and acknowledge that such investments involve added risks, including losses caused by fluctuations in foreign exchange rates, devaluation of non-reference currencies or actions by a government or any other party which make it difficult or impossible to convert a non-reference currency to your reference currency or to return funds to Citibank.

The following is a general description of some of the major risks associated with cash and short-term investments.

Cash and Short-Term Investments

If you choose the Citibank Market Deposit Account (“MDA”) or a non-interest-bearing United States Dollar (“USD”) deposit (“NIBD”) as the vehicle in which to invest your cash and short-term investments, you should be aware of the limitations of FDIC insurance. The MDA and the NIBD are FDIC insured deposit accounts of Citibank, N.A. and are insured by the FDIC up to the maximum allowable by the FDIC. Any other deposits, including checking accounts, savings accounts or certificates of deposit (“CDs”) you maintain with Citibank, N.A. in the same capacity, directly or through an intermediary such as a brokerage account, will be aggregated with your MDA and/or NIBD balances for purposes of determining the applicable FDIC insurance limit. This insurance limit is in addition to the $250,000 FDIC insurance limit on eligible retirement accounts. For FDIC insurance purposes, retirement accounts are defined as traditional IRAs (Individual Retirement Accounts), Roth IRAs, self-directed Keogh accounts, “457 Plan” accounts for state government employees, and employer sponsored “defined contribution plan” accounts that are self-directed, which are primarily 401(k) accounts. In general, self-directed means that the consumer chooses how and where the money is deposited. If Citibank, N.A. fails, the aggregated deposit accounts you maintain are insured, up to the applicable limits, for principal and interest accrued to the day Citibank, N.A. is closed.

It is your responsibility to monitor the total amount of deposits that you maintain with Citibank, N.A. and to determine the extent of FDIC insurance coverage available to you. We shall have no responsibility to monitor your deposits.

Investments in a money market mutual fund is NOT FDIC insured. A money market mutual fund seeks income by investing in short-term debt securities. Although a money market mutual fund seeks to preserve the value of your investment at $1 per share, it is possible to lose money with respect to an investment in a money market mutual fund, or the fund could underperform other short-term debt instruments or money market mutual funds if:

•	Interest rates rise sharply.

•	An issuer or guarantor of the fund’s securities defaults or the security’s credit rating is downgraded.